SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported); August 5, 2025

Nutriband Inc.

Nevada	000-40854	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

Item 3.02. Unregistered Sales of Equity Securities.

The Company completed a stock dividend of shares of Series A Preferred Stock to Nutriband shareholders of record on July 25, 2025 on the basis of one share of Series A Preferred Stock for each four shares of common stock held by each stockholder, with all fractional shares being rounded down. A total of 3,008,643 shares of Series A Preferred Stock were issued in this stock dividend.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2025, the Board of Directors of Nutriband Inc., a Nevada corporation (the “Company”), approved an amendment to the Articles of Incorporation of the Company to authorize a series of non-voting shares of Preferred Stock, par value $0.001 per share, titled the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), by amendment of Article 3 of the Company’s Articles of Incorporation (“the Amendment”). The Amendment authorized a total of 2,788,678 shares of Series A Preferred. The Amendment was approved by the Board without shareholder action pursuant to Section 78.315 of the Nevada corporation law. The authorized number of Series A Preferred Shares was further increased by the Board of Directors pursuant to the filing on July 21, 2025, of a Certificate of Correction with the Nevada Secretary of State that increased the authorized number of shares of Series A Preferred Stock to 10,000,000.

The terms of the Series A Preferred Stock provide that following the date of the approval for commercial sale by the Federal Drug Administration of the Company’s transdermal pharmaceutical products that are based on the Company’s AVERSA™ abuse deterrent transdermal technology (“FDA Approval”), each share of Series A Preferred Stock will be convertible at the option of the holder into one share of Common Stock. The holders of Series A Preferred Stock that have not converted their shares shall be eligible for dividends as declared by the Board of Directors for those holders of the Series A Preferred Stock, and the Series A Preferred Stock is also eligible for dividends declared by the Board of Directors on the class of common stock.

Following completion of the August 5, 2025 stock dividend of shares of Series A Preferred Stock described in Item 3.02 above in this report, The shares of Series A Preferred Stock issued in the dividend are held in accounts for the respective owners of the stock by Equinity Trust Company, LLC, the transfer agent for the Company’s common stock, as well as for the Series A Preferred Stock. The shares of Series A Preferred Stock is held by our transfer agent as restricted stock under SEC rules, and the shares held by the transfer agent are not issuable to or transferable by the recipients of the stock in the preferred stock dividend until the preferred shares are eligible for conversion to common stock, and the Company has completed registration of the shares of Series A Preferred Stock with the SEC and listed such shares for trading on Nasdaq.

Attached hereto as Exhibit 3.1D is the Certificate of Amendment of the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 14, 2025, and as Exhibit 3.1E, the Certificate of Correction, filed with the Nevada Secretary of State on July 21, 2025.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

3.1D	Amendment to Articles of Incorporation, filed July 14, 2025.
3.1E	Certificate of Correction filed July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND INC.

Date: August 7, 2025	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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